Supply  Agreement,  dated  January  2,  2004,  between,

Salmon  Express  Inc.  (the  "Company")  and

Woodpak  Industries]  (the  "Supplier")

Preambles:

WHEREAS, the Company is in the business of selling Salmon and other Seafood Products;

WHEREAS, the Supplier is in the business of manufacturing and labelling/branding cedar gift boxes of various sizes and shapes;

WHEREAS, the Supplier has already provided the Company in August of 2003 with 35 custom cedar gift boxes bearing the Salmon Express Logo, and the Supplier already possesses the silkscreen logo stamping mechanism for producing Salmon Express Gift Boxes (and thus can manufacture those boxes at a price more favourable than that which can be offered to a first time customer);

The  parties  agree  as  follows:

During the year of 2004, the Supplier will manufacture cedar Salmon Express Gift Boxes of the same size, shape, and design as those manufactured previously at the following rates:



Volume of Order  Rate per cedar box
                 -------------------

100 boxes . . .  $              8.60
---------------  -------------------
500 boxes . . .  $              7.80
---------------  -------------------
[1000]. . . . .  $              7.00
---------------  -------------------
[2000]. . . . .  $              6.65
---------------  -------------------

Payment  Schedule:
Payment will always be half of the total order in advance, and half upon delivery.

Manufacture  Time:

From the date the cedar boxes are ordered, the Supplier will require a minimum of 14 days to complete the order. For orders exceeding 1000 boxes, one day must be added for each 200 boxes above 1000.

Penalties  for  late  payment:

If the Company fails to deliver payment upon delivery, interest on overdue payments will be calculated at a rate of 25 % per annum.

Penalties  for  late  delivery:

For each day an order is not delivered past the agreed Manufacture Time (see above), the Supplier will deduct 2.5% from the gross cost of the order. Thereafter, the adjusted price will be the agreed cost of the order.

The  forgoing  is  agreed  this  2nd  day  of  January,  2004.


/s/  Pete  Smith
------------------------------------------
Salmon  Express  Inc.

per  Pete  Smith,  President


/s/  Patti  farmer
---------------------------------------
Woodpak  Industries
per  Patti  Farmer